News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME
OF $267.9 MILLION, EARNINGS PER COMMON SHARE OF $1.12

TRUST, INVESTMENT AND OTHER SERVICING FEES INCREASED 9% OVER THE PRIOR-YEAR QUARTER
NET INTEREST INCOME INCREASED 14% OVER THE PRIOR-YEAR QUARTER
CHICAGO, JULY 19, 2017 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.12, compared to $1.10 in the second quarter of 2016 and $1.09 in the first quarter of 2017. Net income was $267.9 million, compared to $263.0 million in the prior-year quarter and $276.1 million in the prior quarter. Return on average common equity was 11.6%.
“Our second quarter results continued to demonstrate our ability to drive strong growth within both our wealth management and institutional businesses. Trust, investment and other servicing fees and net interest income grew 9% and 14%, respectively, compared to the prior year. The growth in fees was driven by strong growth in client assets, as assets under custody/administration and assets under management ended the quarter up 15% and 14%, respectively, compared to a year ago. We remain committed to driving efficiencies in our cost base for the long term, while continuing to invest in people, technology, and regulatory initiatives to support our growing businesses,” said Frederick H. Waddell, Chairman and Chief Executive Officer.
The current quarter included expense charges of $22.8 million ($14.9 million after tax, or $0.06 per diluted common share) associated with severance and related activities. The prior-year quarter included a net pre-tax gain in revenue of $96.6 million ($59.7 million after tax, or $0.25 per diluted common share) from the sale of Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, partially offset by impairment charges associated with our leasing portfolio, and expense charges of $82.6 million ($51.7 million after tax, or $0.22 per diluted common share) relating to certain securities lending litigation, contractual modifications associated with certain existing asset servicing clients, and severance

SECOND QUARTER 2017 RESULTS

and other personnel related charges. Excluding these items, current quarter and prior-year quarter net income per diluted common share, net income and return on average common equity were $1.18, $282.8 million, and 12.2% compared to $1.07, $255.0 million, and 11.9%, respectively.
SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Total Revenue (FTE*)	$1,330.1	$1,293.3	$1,323.6	3%	—%
Noninterest Expense	937.4	894.5	925.0	5	1
Provision for Credit Losses	(7.0)	(1.0)	(3.0)	N/M	133
Provision for Income Taxes	122.9	114.8	131.7	7	(7)
Net Income	267.9	276.1	263.0	(3)	2
Earnings Allocated to Common and Potential Common Shares	257.6	250.9	252.4	3	2

Diluted Earnings per Common Share	$1.12	$1.09	$1.10	3%	2%

Return on Average Common Equity	11.6%	11.6%	12.3%
Return on Average Assets	0.91%	0.96%	0.92%

Average Assets	$118,400.7	$116,476.4	$114,913.8	2%	3%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$8,690.8	$8,338.2	$7,590.8	4%	14%
Wealth Management	603.4	586.5	525.1	3	15
Total Assets Under Custody/Administration	$9,294.2	$8,924.7	$8,115.9	4%	15%
Assets Under Custody
Corporate & Institutional Services	$6,786.3	$6,533.3	$5,838.6	4%	16%
Wealth Management	593.3	574.4	514.2	3	15
Total Assets Under Custody	$7,379.6	$7,107.7	$6,352.8	4%	16%
Assets Under Management
Corporate & Institutional Services	$762.7	$741.1	$672.3	3%	13%
Wealth Management	266.1	260.2	233.9	2	14
Total Assets Under Management	$1,028.8	$1,001.3	$906.2	3%	14%

SECOND QUARTER 2017 RESULTS (continued)

TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Noninterest Income	$979.7	$930.9	$1,017.0	5%	(4)%
Net Interest Income (FTE*)	350.4	362.4	306.6	(3)	14
Total Revenue (FTE*)	$1,330.1	$1,293.3	$1,323.6	3%	—%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Noninterest Income

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Noninterest Income
Trust, Investment and Other Servicing Fees	$848.2	$808.2	$777.2	5%	9%
Foreign Exchange Trading Income	49.9	48.1	64.4	4	(22)
Treasury Management Fees	14.9	14.7	16.0	2	(7)
Security Commissions and Trading Income	24.1	20.5	20.6	17	17
Other Operating Income	43.0	39.7	141.2	8	(70)
Investment Security Gains (Losses), net	(0.4)	(0.3)	(2.4)	82	(81)
Total Noninterest Income	$979.7	$930.9	$1,017.0	5%	(4)%
Q2 2017 vs. Q1 2017

▪	Trust, investment and other servicing fees increased primarily due to favorable equity markets, new business, and the favorable impact of movements in foreign exchange rates.

▪	Security commissions and trading income increased primarily driven by higher referral, core brokerage, and transition management revenues.

▪	Other operating income increased primarily due to net gains on hedging activity.
Q2 2017 vs. Q2 2016

▪	Trust, investment and other servicing fees increased primarily due to favorable equity markets and new business, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	Foreign exchange trading income decreased primarily due to lower currency volatility.

▪	Security commissions and trading income increased primarily driven by growth from the acquisition of Aviate Global LLP, which closed during Q2 2016, and interest rate swaps.

▪
Other operating income in the prior-year quarter included the pre-tax gain on the sale of 1.1 million Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, totaling $118.2 million, partially offset by impairment charges and the loss on sale related to the decision to exit a portion of a non-strategic loan and lease portfolio as well as impairment charges related to the residual value of certain aircraft and rail cars of $18.9 million. Excluding these items, other operating income increased slightly compared to the prior-year quarter primarily due to net gains on hedging activity.

SECOND QUARTER 2017 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$327.5	$307.5	$293.3	7%	12%
Investment Management	99.3	93.5	94.2	6	5
Securities Lending	24.6	23.8	26.8	3	(8)
Other	35.7	38.1	32.6	(6)	10
Total	$487.1	$462.9	$446.9	5%	9%
Q2 2017 vs. Q1 2017

▪
C&IS custody and fund administration fees increased primarily due to new business, the favorable impact of movements in foreign exchange rates, favorable equity markets, and higher transaction volumes.

▪	C&IS investment management fees increased primarily due to the favorable impact of equity markets.

▪	C&IS other fees decreased primarily due to seasonally higher benefit payments fees in the prior quarter.
Q2 2017 vs. Q2 2016

▪	C&IS custody and fund administration fees increased primarily due to new business and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to the favorable impact of equity markets.

▪	C&IS securities lending fees decreased primarily reflecting lower spreads, partially offset by increased loan volumes in the current quarter.

▪	C&IS other fees increased primarily due to new business.

SECOND QUARTER 2017 RESULTS (continued)

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Wealth Management Trust, Investment and Other Servicing Fees
Central	$143.1	$137.4	$130.2	4%	10%
East	88.3	85.2	84.5	4	5
West	73.4	69.6	67.5	5	9
Global Family Office	56.3	53.1	48.1	6	17
Total	$361.1	$345.3	$330.3	5%	9%
Q2 2017 vs. Q1 2017

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets and new business.
Q2 2017 vs. Q2 2016

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets and new business.

SECOND QUARTER 2017 RESULTS (continued)

Net Interest Income

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Net Interest Income
Interest Income (FTE*)	$426.1	$419.2	$351.6	2%	21%
Interest Expense	75.7	56.8	45.0	33	68
Net Interest Income (FTE*)	$350.4	$362.4	$306.6	(3)%	14%

Average Earning Assets	$109,907	$108,952	$106,614	1%	3%
Net Interest Margin (FTE*)	1.28%	1.35%	1.16%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q2 2017 vs. Q1 2017

▪	Net interest income on an FTE basis decreased compared to the prior quarter, primarily attributable to a lower net interest margin.

▪
The net interest margin on an FTE basis decreased primarily due to higher premium amortization and an unfavorable mix shift in earning assets, partially offset by an increase in short-term interest rates. The mix shift in earning assets was driven by a decline in U.S. Dollar deposits, which was more than offset by increases in non-U.S. Dollar deposits.

▪
Average earning assets increased compared to the prior quarter, primarily resulting from higher levels of short-term interest bearing deposits, partially offset by reductions in securities. Earning asset growth was funded primarily by a higher level of interest-bearing deposits.

Q2 2017 vs. Q2 2016

▪
Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets. Additionally, the prior-year quarter included a pre-tax charge of $2.7 million related to the residual value of certain aircraft and rail cars.

▪
The net interest margin on an FTE basis increased primarily due to higher short-term interest rates and lower premium amortization, partially offset by an unfavorable mix shift in earning assets. The mix shift in earning assets was driven by a decline in U.S. Dollar deposits, which was more than offset by increases in non-U.S. Dollar deposits.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of securities and short-term interest bearing deposits, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by a higher level of interest-bearing deposits.

SECOND QUARTER 2017 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$189.0	$192.0	$232.6	(2)%	(19)%
Provision for Credit Losses	(7.0)	(1.0)	(3.0)	N/M	133
Net Recoveries / (Charge-Offs)	(3.2)	(2.0)	(2.4)	60	33
Effect of Foreign Exchange Rates	—	—	(0.1)	—	—
Ending Allowance for Credit Losses	$178.8	$189.0	$227.1	(5)%	(21)%

Allowance assigned to:
Loans and Leases	$153.8	$162.0	$192.0	(5)%	(20)%
Undrawn Commitments and Standby Letters of Credit	25.0	27.0	35.1	(7)	(29)
Ending Allowance for Credit Losses	$178.8	$189.0	$227.1	(5)%	(21)%

Q2 2017

▪
The credit provision in the current quarter was primarily driven by improved credit quality as well as reductions in undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance.

Q1 2017

▪
The credit provision in the prior quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance ascribed to the private client, residential real estate, and commercial real estate portfolios. The credit provision was partially offset by an increase in specific reserves in the commercial portfolio.

Q2 2016

▪
The credit provision in the prior-year quarter was driven by improved credit quality in the commercial real estate portfolio and a reduction in outstanding loans and improved credit quality in the residential real estate portfolio.

SECOND QUARTER 2017 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Noninterest Expense
Compensation	$432.5	$425.8	$389.5	2%	11%
Employee Benefits	75.6	77.8	72.2	(3)	5
Outside Services	167.0	153.1	159.0	9	5
Equipment and Software	133.7	127.3	118.0	5	13
Occupancy	46.3	45.4	45.3	2	2
Other Operating Expense	82.3	65.1	141.0	27	(42)
Total Noninterest Expense	$937.4	$894.5	$925.0	5%	1%

End of Period Full-Time Equivalent Staff	17,600	17,300	16,600	2%	6%

Q2 2017 vs. Q1 2017

▪
Compensation expense in the current quarter included severance and related charges of $19.5 million. Excluding these charges, compensation expense decreased primarily related to lower long-term performance based incentive expense, partially offset by increases in salary expense driven by staff growth and base pay adjustments across business units, and higher cash-based incentive accruals. Long-term performance based incentive expense decreased $27.6 million due to charges recorded in the prior quarter related to a change in the vesting provisions associated with long-term incentive grants to retirement-eligible employees.

▪
Employee benefits expense in the current quarter included severance and related charges of $2.5 million. Excluding the severance and related charges, employee benefits expense decreased primarily due to lower medical costs and payroll taxes.

▪
Expense for outside services in the current quarter included outplacement charges associated with severance activity of $0.8 million. Excluding these charges, expense for outside services increased compared to the prior quarter, primarily reflecting higher consulting, legal, sub-custodian and technical services.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization.

▪	Other operating expense increased compared to the prior quarter, primarily due to higher charges associated with account servicing activities, staff related, and business promotion expenses.
Q2 2017 vs. Q2 2016

▪
Compensation expense in the current quarter included severance and related charges of $19.5 million. The prior-year quarter included severance and related charges of $13.0 million. Excluding these charges, compensation expense increased primarily related to higher salary expense driven by staff growth and base pay adjustments across all business units, higher long-term performance based incentive expense, and higher cash-based incentive accruals. Long-term performance based incentive expense increased $8.5 million due to a change in the vesting provisions associated with long-term incentive grants to retirement-eligible employees in the prior quarter.

▪
Employee benefits expense in the current quarter included severance and related charges of $2.5 million. The prior-year quarter included severance and related charges of $1.5 million. Excluding the severance and related charges, employee benefits expense increased primarily due to higher payroll taxes and retirement plan expenses, partially offset by lower medical costs.

SECOND QUARTER 2017 RESULTS (continued)

▪
Expense for outside services in the current quarter included outplacement charges associated with severance activity of $0.8 million. The prior-year quarter included outplacement charges associated with severance activity of $0.7 million. Excluding these charges, expense for outside services increased compared to the prior-year quarter, primarily due to higher technical services, sub-custodian expenses, and third party advisory fees, partially offset by lower consulting services.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization, computer maintenance, and rental costs.

▪
Other operating expense in the prior-year quarter included a pre-tax charge in connection with an agreement to settle certain securities lending litigation of $46.5 million, charges related to contractual modifications associated with existing Corporate and Institutional Services clients of $18.6 million, and other personnel charges of $2.3 million. Excluding these charges, other operating expense increased compared to the prior-year quarter, primarily due to higher charges associated with account servicing activities, business promotion, and FDIC deposit protection expenses.

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q2 2017	Q1 2017	Q2 2016	Q1 2017	Q2 2016
Net Income
Income before Income Taxes	$390.8	$390.9	$394.7	—%	(1)%
Provision for Income Taxes	122.9	114.8	131.7	7	(7)
Net Income	$267.9	$276.1	$263.0	(3)%	2%

Effective Tax Rate	31.4%	29.4%	33.4%

Q2 2017 vs. Q1 2017

▪
The increase in the provision for income taxes was based primarily on a decrease in the income tax benefit derived from lower vesting of restricted stock units, partially offset by a slight increase in stock option exercises compared to the prior quarter.

Q2 2017 vs. Q2 2016

▪
The decrease in the provision for income taxes compared to the prior-year quarter was based primarily on the increased income tax benefit derived from increased stock option exercises in the current quarter compared to the prior-year quarter, decreased income before income taxes, and the earnings mix in tax jurisdictions in which the Corporation operates.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.0 billion, up $1.2 billion, or 13% from the prior-year quarter’s average of $8.8 billion. The increase was primarily attributable to the issuance of preferred stock and earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the third quarter 2016, the Corporation issued and sold 500,000 depositary shares, each representing a 1/100th ownership interest in a share of Series D Non-Cumulative Perpetual Preferred Stock for proceeds of $493.5 million, net of underwriting discounts, commissions and other issuance costs. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $89.0 million to common stockholders. During the three and six months ended June 30, 2017, the Corporation repurchased 1,760,264 shares of common stock, including 4,342 shares withheld related to share-based compensation, at a total cost of $157.6 million ($89.52 average price per share) and 2,571,994 shares of common stock, including 415,211 shares withheld related to share-based compensation, at a total cost of $227.7 million ($88.53 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of the Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2017, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	June 30, 2017		March 31, 2017		June 30, 2016
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.2%	12.3%	12.9%	12.2%	11.5%	10.6%
Tier 1	14.5%	13.5%	14.2%	13.4%	12.0%	11.0%
Total	16.5%	15.6%	15.6%	15.0%	13.5%	12.7%
Tier 1 Leverage	8.1%	8.1%	8.2%	8.2%	7.4%	7.4%
Supplementary Leverage	7.0%	N/A	6.9%	N/A	6.2%	N/A

	June 30, 2017		March 31, 2017		June 30, 2016
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.3%	12.1%	12.9%	12.0%	11.6%	10.4%
Tier 1	13.3%	12.1%	12.9%	12.0%	11.6%	10.4%
Total	14.9%	13.9%	14.6%	13.8%	13.3%	12.3%
Tier 1 Leverage	7.2%	7.2%	7.2%	7.2%	7.0%	7.0%
Supplementary Leverage	6.2%	N/A	6.1%	N/A	5.8%	N/A

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$417.2	$8.9	$426.1	$410.3	$8.9	$419.2	$344.7	$6.9	$351.6
Interest Expense	75.7	—	75.7	56.8	—	56.8	45.0	—	45.0
Net Interest Income	$341.5	$8.9	$350.4	$353.5	$8.9	$362.4	$299.7	$6.9	$306.6
Net Interest Margin	1.25%		1.28%	1.32%		1.35%	1.13%		1.16%

Total Revenue	$1,321.2	$8.9	$1,330.1	$1,284.4	$8.9	$1,293.3	$1,316.7	$6.9	$1,323.6

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 19, 2017. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 3:00 p.m. CT on July 19, 2017, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 22 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2017 Northern Trust had assets under custody of US$7.4 trillion, and assets under management of US$1.0 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$848.2	$777.2	9%
Foreign Exchange Trading Income	49.9	64.4	(22)
Treasury Management Fees	14.9	16.0	(7)
Security Commissions and Trading Income	24.1	20.6	17
Other Operating Income	43.0	141.2	(70)
Investment Security Gains (Losses), net	(0.4)	(2.4)	(81)
Total Noninterest Income	979.7	1,017.0	(4)

Net Interest Income
Interest Income	417.2	344.7	21
Interest Expense	75.7	45.0	68
Net Interest Income	341.5	299.7	14

Total Revenue	1,321.2	1,316.7	—

Provision for Credit Losses	(7.0)	(3.0)	133

Noninterest Expense
Compensation	432.5	389.5	11
Employee Benefits	75.6	72.2	5
Outside Services	167.0	159.0	5
Equipment and Software	133.7	118.0	13
Occupancy	46.3	45.3	2
Other Operating Expense	82.3	141.0	(42)
Total Noninterest Expense	937.4	925.0	1

Income before Income Taxes	390.8	394.7	(1)
Provision for Income Taxes	122.9	131.7	(7)
NET INCOME	$267.9	$263.0	2%

Dividends on Preferred Stock	$5.9	$5.8	—%
Earnings Allocated to Participating Securities	4.4	4.8	(10)
Earnings Allocated to Common and Potential Common Shares	257.6	252.4	2

Per Common Share
Net Income
Basic	$1.12	$1.11	1%
Diluted	1.12	1.10	2

Average Common Equity	$9,094.0	$8,404.2	8%
Return on Average Common Equity	11.6%	12.3%
Return on Average Assets	0.91%	0.92%

Cash Dividends Declared per Common Share	$0.38	$0.36	6%

Average Common Shares Outstanding (000s)
Basic	229,197	227,536
Diluted	230,638	229,280
Common Shares Outstanding (EOP) (000s)	228,486	226,591

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2017	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$848.2	$808.2	5%
Foreign Exchange Trading Income	49.9	48.1	4
Treasury Management Fees	14.9	14.7	2
Security Commissions and Trading Income	24.1	20.5	17
Other Operating Income	43.0	39.7	8
Investment Security Gains (Losses), net	(0.4)	(0.3)	82
Total Noninterest Income	979.7	930.9	5

Net Interest Income
Interest Income	417.2	410.3	2
Interest Expense	75.7	56.8	33
Net Interest Income	341.5	353.5	(3)

Total Revenue	1,321.2	1,284.4	3

Provision for Credit Losses	(7.0)	(1.0)	N/M

Noninterest Expense
Compensation	432.5	425.8	2
Employee Benefits	75.6	77.8	(3)
Outside Services	167.0	153.1	9
Equipment and Software	133.7	127.3	5
Occupancy	46.3	45.4	2
Other Operating Expense	82.3	65.1	27
Total Noninterest Expense	937.4	894.5	5

Income before Income Taxes	390.8	390.9	—
Provision for Income Taxes	122.9	114.8	7
NET INCOME	$267.9	$276.1	(3)%

Dividends on Preferred Stock	$5.9	$20.7	(72)
Earnings Allocated to Participating Securities	4.4	4.5	(5)
Earnings Allocated to Common and Potential Common Shares	257.6	250.9	3

Per Common Share
Net Income
Basic	$1.12	$1.10	2%
Diluted	1.12	1.09	3

Average Common Equity	$9,094.0	$8,909.4	2%
Return on Average Common Equity	11.6%	11.6%
Return on Average Assets	0.91%	0.96%

Cash Dividends Declared per Common Share	$0.38	$0.38	—%

Average Common Shares Outstanding (000s)
Basic	229,197	229,060
Diluted	230,638	230,631
Common Shares Outstanding (EOP) (000s)	228,486	229,586

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,656.4	$1,525.4	9%
Foreign Exchange Trading Income	98.0	124.9	(22)%
Treasury Management Fees	29.6	32.2	(8)%
Security Commissions and Trading Income	44.6	39.5	13%
Other Operating Income	82.7	179.3	(54)%
Investment Security Gains (Losses), net	(0.7)	(2.1)	(65)%
Total Noninterest Income	1,910.6	1,899.2	1%

Net Interest Income
Interest Income	827.5	696.7	19
Interest Expense	132.5	89.2	49
Net Interest Income	695.0	607.5	14

Total Revenue	2,605.6	2,506.7	4%

Provision for Credit Losses	(8.0)	(1.0)	N/M

Noninterest Expense
Compensation	858.3	768.3	12%
Employee Benefits	153.4	142.8	7%
Outside Services	320.1	308.9	4%
Equipment and Software	261.0	232.2	12%
Occupancy	91.7	86.2	6%
Other Operating Expense	147.4	215.4	(32)%
Total Noninterest Expense	1,831.9	1,753.8	4%

Income before Income Taxes	781.7	753.9	4%
Provision for Income Taxes	237.7	245.5	(3)%
NET INCOME	$544.0	$508.4	7%

Dividends on Preferred Stock	$26.6	$11.7	127%
Earnings Allocated to Participating Securities	8.9	8.9	—
Earnings Allocated to Common and Potential Common Shares	508.5	487.8	4

Per Common Share
Net Income
Basic	$2.22	$2.14	4%
Diluted	2.21	2.13	4%

Average Common Equity	$9,002.2	$8,353.4	8%
Return on Average Common Equity	11.6%	12.0%
Return on Average Assets	0.93%	0.90%

Cash Dividends Declared per Common Share	$0.76	$0.72	6%

Average Common Shares Outstanding (000s)
Basic	229,128	228,077
Diluted	230,634	229,539
Common Shares Outstanding (EOP) (000s)	228,486	226,591

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$28,968.6	$23,022.2	26%
Interest-Bearing Due from and Deposits with Banks (**)	7,969.6	10,311.8	(23)
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,097.0	1,862.7	13
Securities
U.S. Government	6,062.7	6,897.3	(12)
Obligations of States and Political Subdivisions	880.7	720.7	22
Government Sponsored Agency	17,791.7	17,445.5	2
Other (***)	19,055.3	16,397.6	16
Total Securities	43,790.4	41,461.1	6
Loans and Leases	33,499.0	34,557.1	(3)
Total Earning Assets	116,324.6	111,214.9	5
Allowance for Credit Losses Assigned to Loans and Leases	(153.8)	(192.0)	(20)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,661.1	2,005.6	33
Buildings and Equipment	463.3	434.0	7
Client Security Settlement Receivables	1,707.1	2,217.0	(23)
Goodwill	523.1	527.8	(1)
Other Assets	4,080.3	5,302.3	(23)
Total Assets	$125,605.7	$121,509.6	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,210.4	$15,669.8	(3)%
Savings Certificates and Other Time	1,292.9	1,403.1	(8)
Non-U.S. Offices - Interest-Bearing	58,720.2	50,547.5	16
Total Interest-Bearing Deposits	75,223.5	67,620.4	11
Short-Term Borrowings	4,674.2	6,909.1	(32)
Senior Notes	1,496.9	1,496.2	—
Long-Term Debt	1,671.7	1,418.8	18
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	83,343.8	77,721.9	7
Demand and Other Noninterest-Bearing Deposits	29,088.6	31,466.5	(8)
Other Liabilities	3,105.4	3,369.7	(8)
Total Liabilities	115,537.8	112,558.1	3
Common Equity	9,185.9	8,563.0	7
Preferred Equity	882.0	388.5	127
Total Equity	10,067.9	8,951.5	12
Total Liabilities and Stockholders’ Equity	$125,605.7	$121,509.6	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$28,968.6	$25,943.1	12%
Interest-Bearing Due from and Deposits with Banks (**)	7,969.6	7,320.1	9
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,097.0	1,933.8	8
Securities
U.S. Government	6,062.7	6,836.2	(11)
Obligations of States and Political Subdivisions	880.7	1,000.5	(12)
Government Sponsored Agency	17,791.7	17,943.2	(1)
Other (***)	19,055.3	18,525.4	3
Total Securities	43,790.4	44,305.3	(1)
Loans and Leases	33,499.0	33,471.8	—
Total Earning Assets	116,324.6	112,974.1	3
Allowance for Credit Losses Assigned to Loans and Leases	(153.8)	(162.0)	(5)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,661.1	2,593.3	3
Buildings and Equipment	463.3	459.9	1
Client Security Settlement Receivables	1,707.1	1,559.9	9
Goodwill	523.1	519.3	1
Other Assets	4,080.3	3,544.2	15
Total Assets	$125,605.7	$121,488.7	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,210.4	$15,878.8	(4)%
Savings Certificates and Other Time	1,292.9	1,346.8	(4)
Non-U.S. Offices - Interest-Bearing	58,720.2	52,757.3	11
Total Interest-Bearing Deposits	75,223.5	69,982.9	7
Short-Term Borrowings	4,674.2	4,879.8	(4)
Senior Notes	1,496.9	1,496.8	—
Long-Term Debt	1,671.7	1,321.8	26
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	83,343.8	77,958.7	7
Demand and Other Noninterest-Bearing Deposits	29,088.6	30,546.6	(5)
Other Liabilities	3,105.4	3,005.7	3
Total Liabilities	115,537.8	111,511.0	4
Common Equity	9,185.9	9,095.7	1
Preferred Equity	882.0	882.0	—
Total Equity	10,067.9	9,977.7	1
Total Liabilities and Stockholders’ Equity	$125,605.7	$121,488.7	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$22,570.0	$19,657.8	15%
Interest-Bearing Due from and Deposits with Banks (**)	7,653.9	9,827.9	(22)
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,059.4	1,915.2	8
Securities
U.S. Government	6,423.8	6,875.1	(7)
Obligations of States and Political Subdivisions	928.8	470.2	98
Government Sponsored Agency	17,888.7	17,347.0	3
Other (***)	18,490.5	16,064.2	15
Total Securities	43,731.8	40,756.5	7
Loans and Leases	33,891.4	34,456.1	(2)
Total Earning Assets	109,906.5	106,613.5	3
Allowance for Credit Losses Assigned to Loans and Leases	(162.3)	(195.4)	(17)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,701.1	2,093.9	29
Buildings and Equipment	465.2	439.9	6
Client Security Settlement Receivables	829.0	1,143.0	(27)
Goodwill	521.6	531.2	(2)
Other Assets	4,139.6	4,287.7	(3)
Total Assets	$118,400.7	$114,913.8	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,236.1	$15,041.3	1%
Savings Certificates and Other Time	1,312.7	1,405.0	(7)
Non-U.S. Offices - Interest-Bearing	56,672.3	50,443.8	12
Total Interest-Bearing Deposits	73,221.1	66,890.1	9
Short-Term Borrowings	5,412.0	6,195.0	(13)
Senior Notes	1,496.9	1,496.1	—
Long-Term Debt	1,536.1	1,403.2	9
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	81,943.5	76,261.8	7
Demand and Other Noninterest-Bearing Deposits	23,518.1	26,718.0	(12)
Other Liabilities	2,963.1	3,141.3	(6)
Total Liabilities	108,424.7	106,121.1	2
Common Equity	9,094.0	8,404.2	8
Preferred Equity	882.0	388.5	127
Total Equity	9,976.0	8,792.7	13
Total Liabilities and Stockholders’ Equity	$118,400.7	$114,913.8	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	SECOND	FIRST
($ In Millions)	QUARTER	QUARTER
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$22,570.0	$21,806.9	3%
Interest-Bearing Due from and Deposits with Banks (**)	7,653.9	6,684.3	15
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,059.4	2,011.7	2
Securities
U.S. Government	6,423.8	7,213.8	(11)
Obligations of States and Political Subdivisions	928.8	989.7	(6)
Government Sponsored Agency	17,888.7	17,796.8	1
Other (***)	18,490.5	18,777.4	(2)
Total Securities	43,731.8	44,777.7	(2)
Loans and Leases	33,891.4	33,671.2	1
Total Earning Assets	109,906.5	108,951.8	1
Allowance for Credit Losses Assigned to Loans and Leases	(162.3)	(160.8)	1
Cash and Due from Banks and Other Central Bank Deposits (****)	2,701.1	2,116.6	28
Buildings and Equipment	465.2	465.9	—
Client Security Settlement Receivables	829.0	829.6	—
Goodwill	521.6	519.7	—
Other Assets	4,139.6	3,753.6	10
Total Assets	$118,400.7	$116,476.4	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,236.1	$15,446.7	(1)%
Savings Certificates and Other Time	1,312.7	1,338.5	(2)
Non-U.S. Offices - Interest-Bearing	56,672.3	52,435.9	8
Total Interest-Bearing Deposits	73,221.1	69,221.1	6
Short-Term Borrowings	5,412.0	5,659.1	(4)
Senior Notes	1,496.9	1,496.7	—
Long-Term Debt	1,536.1	1,324.9	16
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	81,943.5	77,979.2	5
Demand and Other Noninterest-Bearing Deposits	23,518.1	25,712.5	(9)
Other Liabilities	2,963.1	2,993.3	(1)
Total Liabilities	108,424.7	106,685.0	2
Common Equity	9,094.0	8,909.4	2
Preferred Equity	882.0	882.0	—
Total Equity	9,976.0	9,791.4	2
Total Liabilities and Stockholders’ Equity	$118,400.7	$116,476.4	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2017				2016
($ In Millions Except Per Share Data)	QUARTERS				QUARTERS
	SECOND		FIRST		FOURTH		THIRD	SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$848.2		$808.2		$794.4		$788.3	$777.2
Other Noninterest Income	131.5		122.7		122.7		122.3	239.8
Net Interest Income	341.5		353.5		324.3		303.1	299.7
Total Revenue	1,321.2		1,284.4		1,241.4		1,213.7	1,316.7
Provision for Credit Losses	(7.0)		(1.0)		(22.0)		(3.0)	(3.0)
Noninterest Expense	937.4		894.5		873.9		843.0	925.0
Income before Income Taxes	390.8		390.9		389.5		373.7	394.7
Provision for Income Taxes	122.9		114.8		123.0		116.1	131.7
Net Income	$267.9		$276.1		$266.5		$257.6	$263.0

Per Common Share
Net Income - Basic	$1.12		$1.10		$1.12		$1.09	$1.11
- Diluted	1.12		1.09		1.11		1.08	1.10
Cash Dividends Declared per Common Share	0.38		0.38		0.38		0.38	0.36
Book Value (EOP)	40.20		39.62		38.88		38.41	37.79
Market Value (EOP)	97.21		86.58		89.05		67.99	66.26

Financial Ratios
Return on Average Common Equity	11.6%		11.6%		11.9%		11.7%	12.3%
Return on Average Assets	0.91		0.96		0.90		0.88	0.92
Net Interest Margin (GAAP)	1.25		1.32		1.18		1.12	1.13
Net Interest Margin (FTE*)	1.28		1.35		1.20		1.14	1.16

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$8,690.8		$8,338.2		$7,987.0		$7,951.7	$7,590.8
Wealth Management	603.4		586.5		554.3		544.0	525.1
Total Assets Under Custody / Administration	$9,294.2		$8,924.7		$8,541.3		$8,495.7	$8,115.9

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$6,786.3		$6,533.3		$6,176.9		$6,173.6	$5,838.6
Wealth Management	593.3		574.4		543.6		533.2	514.2
Total Assets Under Custody	$7,379.6		$7,107.7		$6,720.5		$6,706.8	$6,352.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$762.7		$741.1		$694.0		$703.6	$672.3
Wealth Management	266.1		260.2		248.4		242.2	233.9
Total Assets Under Management	$1,028.8		$1,001.3		$942.4		$945.8	$906.2

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$159.0		$179.9		$160.2		$173.3	$152.2
Other Real Estate Owned (OREO)	7.7		6.9		5.2		7.7	14.2
Total Nonperforming Assets	$166.7		$186.8		$165.4		$181.0	$166.4
Nonperforming Assets / Loans and Leases and OREO	0.50%		0.56%		0.49%		0.54%	0.48%
Gross Charge-offs	$5.0		$4.7		$14.1		$3.0	$4.9
Less: Gross Recoveries	1.8		2.7		3.2		3.8	2.5
Net (Recoveries) / Charge-offs	$3.2		$2.0		$10.9		$(0.8)	$2.4
Net Charge-offs (Annualized) to Average Loans and Leases	0.04%		0.02%		0.13%		(0.01)%	0.03%
Allowance for Credit Losses Assigned to Loans and Leases	$153.8		$162.0		$161.0		$191.0	$192.0
Allowance to Nonperforming Loans and Leases	1.0	x	0.9	x	1.0	x	1.1x	1.3x
Allowance for Other Credit-Related Exposures	$25.0		$27.0		$31.0		$33.9	$35.1

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.